UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 21, 2014

INGREDION INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-13397	22-3514823
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Westbrook Corporate Center, Westchester, Illinois	60154-5749
(Address of Principal Executive Offices)	(Zip Code)

(708) 551-2600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers, Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Amendments to Stock Incentive Plan.

On May 21, 2014 the stockholders of Ingredion Incorporated (the “Company”) approved amendments to the Ingredion Incorporated Stock Incentive Plan (the “Stock Incentive Plan”) to increase by 4,300,000 the number of shares authorized for issuance under the Stock Incentive Plan, to clarify that, in accordance with the Company’s practice, shares that are used to pay the exercise price of a nonqualified stock option or an incentive stock option will not be reissued under the Stock Incentive Plan whether tendered by a participant in the Stock Incentive Plan or withheld by the Company, and to extend the termination date of the Stock Incentive Plan from May 1, 2020 to May 1, 2024.

The Stock Incentive Plan as amended is Exhibit 10.1 hereto and incorporated herein by reference and the description of the amendments to the Plan is qualified in its entirety by reference thereto.

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a) The annual meeting of the Company’s stockholders was held on May 21, 2014. As of the record date of the meeting, 74,514,968 shares of common stock were issued and outstanding.

(b) At the annual meeting, the Company’s stockholders (i) elected all of the Company’s nominees for election as director, (ii) approved the compensation of our named executive officers, (iii) approved amendments to the Stock Incentive Plan to increase by 4,300,000 the number of shares authorized for issuance under the Stock Incentive Plan, to clarify that, in accordance with the Company’s practice, shares that are used to pay the exercise price of a nonqualified stock option or an incentive stock option will not be reissued under the Stock Incentive Plan whether tendered by a participant in the Stock Incentive Plan or withheld by the Company, and to extend the termination date of the Stock Incentive Plan from May 1, 2020 to May 1, 2024 and approved the Stock Incentive Plan as so amended and the performance measures set forth in the Stock Incentive Plan, and (iv) ratified the appointment by the Audit Committee of the Company’s Board of Directors of the firm of KPMG LLP as the independent registered public accounting firm of the Company and its subsidiaries, in respect of the Company’s operations in 2014. The number of votes cast for, against, or withheld and the number of abstentions and broker non-votes as to each matter submitted to a vote of security holders were as follow:

1.	Election of Directors

The following nominees were elected to serve as directors of the Company each for a term of one year and until his or her successor has been elected and qualified or until his or her earlier death, resignation or removal with votes cast as follow:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Luis Aranguren-Trellez	59,942,620	1,347,849	114,604	6,251,027
David B. Fischer	59,399,494	1,891,826	113,753	6,251,027
Ilene S. Gordon	59,031,790	2,264,206	109,077	6,251,027
Paul Hanrahan	60,621,648	671,656	111,769	6,251,027
Wayne M. Hewett	60,562,619	728,757	113,697	6,251,027
Rhonda L. Jordan	60,645,173	648,049	111,851	6,251,027
Gregory B. Kenny	58,878,334	2,412,653	114,086	6,251,027
Barbara A. Klein	61,161,295	130,417	113,361	6,251,027
Victoria J. Reich	60,691,805	599,936	113,332	6,251,027
Dwayne A. Wilson	60,508,601	782,051	114,421	6,251,027

2.	Advisory Vote on Compensation of Named Executive Officers

The votes cast on a proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative disclosures in the proxy statement for the Company’s 2014 annual meeting of stockholders were as follow:

Votes For	Votes Against	Abstentions	Broker Non-Votes
57,768,449	2,820,072	816,552	6,251,027

3.	Stock Incentive Plan

The votes cast on a proposal to amend and approve the Stock Incentive Plan were as follow:

Votes For	Votes Against	Abstentions	Broker Non-Votes
53,514,192	7,668,521	222,360	6,251,027

4.	Ratification of Appointment of Auditors

The votes cast on a proposal to ratify the appointment by the Audit Committee of the Company’s Board of Directors of the firm of KPMG LLP as the independent registered public accounting firm of the Company and its subsidiaries, in respect of the Company’s operations in 2014, were as follow:

Votes For	Votes Against	Abstentions
66,823,900	714,897	117,303

There were no other matters submitted to a vote of security holders at the Company’s annual meeting.

(c)	Not applicable.

(d)	Not applicable.

Item 8.01 Other Events.

On May 21, 2014, the independent directors of the Company appointed Paul Hanrahan, an independent director of the Company, to the position of Lead Director of the Board of Directors of the Company, to serve as Lead Director for a term of one year and until his successor has been elected and qualified or until his earlier death, resignation, retirement, removal or disqualification.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Ingredion Incorporated Stock Incentive Plan. Incorporated by reference from Appendix B to the Company’s Proxy Statement for its 2014 Annual Meeting of Stockholders filed on April 8, 2014, File No. 1-13397.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGREDION INCORPORATED

Date: May 27, 2014	By:	/s/ Jack C. Fortnum
Jack C. Fortnum
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1	Ingredion Incorporated Stock Incentive Plan. Incorporated by reference from Appendix B to the Company’s Proxy Statement for its 2014 Annual Meeting of Stockholders filed on April 8, 2014, File No. 1-13397.

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